As filed with the U.S. Securities and Exchange Commission on May 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Liberal Education Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor, Building 5, No. 2 Zhenxing Road

Changping District, Beijing

People’s Republic of China 102299

(Address of Principal Executive Offices) (Zip Code)

China Liberal Education Holdings Limited 2023 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

(212) 947-7200

(Telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212- 530-2206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by China Liberal Education Holdings Limited (the “Company”) to register 465,327 ordinary shares, par value $0.015 per share, that may be issued under the Company’s 2023 Share Incentive Plan (the “Plan”).

This Registration Statement also includes a reoffer prospectus that may be used for the offer and sale of “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired pursuant to the Plan by officers and directors of the Company who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form F-3.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the Plan as specified by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

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Reoffer Prospectus

20,000 Ordinary Shares

China Liberal Education Holdings Limited

This reoffer prospectus relates to 20,000 ordinary shares, par value $0.015 (“Ordinary Shares”) of China Liberal Education Holdings Limited (the “Company”), that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired, or will be acquired, under the Company’s 2023 Share Incentive Plan (the “Plan”), which was adopted effective November 30, 2023.

The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market, or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Ordinary Shares by the Selling Shareholders.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CLEU.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 13 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Unless otherwise stated, as used in this reoffer prospectus, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company, and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023 also includes the Company’s subsidiaries and the former affiliated entities, (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiaries of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited, a company formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company formed in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), companies formed in the People’s Republic of China (the “PRC” or “China”), and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, all of our operations are conducted through our subsidiaries formed in the PRC.

As of the date of this reoffer prospectus, we directly hold 100% of the equity interests in our subsidiaries, and we consolidated the financial results of the former affiliated entities during the time periods when they were our affiliated entities in the consolidated financial statements of the Company in accordance with U.S. GAAP. Our Ordinary Shares are the shares of the offshore holding company in the Cayman Islands, instead of shares of our operating companies in China. Therefore, holders of our Ordinary Shares do not directly hold any equity interests in our operating companies and investors are purchasing an interest in the Cayman Islands holding company.

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Our subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the subsidiaries and the affiliated entities, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. For example, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Any data processing which affects or has the possibility to affect national security, will be reviewed by competent authorities. Moreover, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which took effect on March 31, 2023. According to the Overseas Listings Rules, after the submission of relevant application for initial public offerings or listings in overseas markets, or after the completion of subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed, or after the submission of relevant application for subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed, all China-based companies shall file the required filing materials with the CSRC within three working days. In the opinion of H&J Law Firm, our PRC legal counsel, share issuances under our 2023 Share Incentive Plan will not be subject to the Trial Measures, and we are not required to file for record with the CSRC pursuant to the any share issuance under the 2023 Share Incentive Plan. However, there is no assurance that the CSRC will take the same position as us. In the event that we are required to submit filings with the CSRC and we do not comply with the filing procedures according to the Trial Measures, or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries, cause the value of our Ordinary Shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors. See “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” and “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” included in our annual report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”). Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to suspend its operation or experience other disruptions to its operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. The business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. We believe that the Cybersecurity Review Measures do not currently apply to our Company, and nor do we believe that we are subject to a cybersecurity review. However, it remains uncertain whether any future regulatory changes or amendments to the Measures of Cybersecurity Reviews would impose additional restrictions on companies like us.

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In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. See “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” appearing in the 2023 Annual Report.

The Company transfers cash to its wholly-owned BVI subsidiaries and then to indirect wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in mainland China by making capital contributions or providing loans to them. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the former affiliated entities or investors, the Company intends any future cash transfers to be made among the parties based on business needs in compliance of relevant PRC laws and regulations. As of the date of this reoffer prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company, its subsidiaries and the former affiliated entities. As of the date of this reoffer prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of the 2023 Annual Report, and “Item 18—Financial Statements” beginning on page F-1 of the 2023 Annual Report. The Company does not have any present plan to pay any cash dividends on its Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

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Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC subsidiaries’ and the former affiliated entities’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of the 2023 Annual Report and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 25 of the 2023 Annual Report. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 27 of the 2023 Annual Report.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus dated May 30, 2024

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Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update, or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

For investors outside the United States: we have not, and the Selling Shareholders have not, taken any action that would permit this offering or possession or distribution of this reoffer prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this reoffer prospectus outside the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this reoffer prospectus to:

•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this reoffer prospectus only;

•	“China Liberal” are to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability;

•	“China Liberal Beijing” are to China Liberal (Beijing) Education Technology Co., Ltd., a PRC limited liability company and our operating subsidiary;

•	“Company,” “the Group,” “we,” “our,” and “us” are to China Liberal Education Holdings Limited, and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities (defined below);

•	“FMP” are to Fuzhou Melbourne Polytechnic (formerly IEN College of Minjiang University, and changed its name to FMP after rebranding in January 2017);

•	“former affiliated entities” are to FMP and Strait College (as defined below), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, and we consolidated the financial results of the former affiliated entities in the consolidated financial statements in accordance with U.S. GAAP during the time periods when they were our affiliated entities;

•	“Oriental Wisdom” are to Oriental Wisdom Cultural Development Co., Ltd., a PRC limited liability company and a subsidiary of the Company;

•	“PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of the Company, par value US$0.015 per share. On January 19, 2024, we effected a 15-to-1 Share Consolidation (as defined below), as a result of which the par value of Ordinary Shares increased from $0.001 per share to $0.015 per share;

•	“Sino-foreign Jointly Managed Academic Programs” are to education programs offered by joint ventures of the PRC and foreign institutions;

•	“Strait College” are to Strait College of Mingjiang University;

•	“US$,” “dollars” or “U.S. dollars” are to the legal currency of the United States; and

•	“Wanwang” are to Wanwang Investment Limited, a British Virgin Islands exempted company with limited liability and a subsidiary of the Company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and our SEC filings that are incorporated by reference into this reoffer prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this reoffer prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this reoffer prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this reoffer prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Prospectus Summary

Overview

We are an exempted company with limited liability incorporated in the Cayman Islands on February 25, 2019. Our operational structure includes two operating companies, which are (i) China Liberal Beijing, incorporated in the PRC on August 10, 2011 and (ii) Oriental Wisdom, incorporated in the PRC on August 17, 2009.

Throughout this reoffer prospectus, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities, (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China, and Strait College of Minjiang University, a four-year university in China, which were our consolidated affiliated entities under U.S. GAAP from September 2, 2022 to August 31, 2023, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiary of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited, a company formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company formed in Hong Kong, and (d) China Liberal (Beijing) Education Technology Co., Ltd., Beijing Oriental Wisdom Culture Development Co., Ltd., companies formed in the PRC, and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom.

Our Business

Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever-growing number of young talents in China.

We provide a wide variety of educational services and products intended to address the needs of schools and our students, mainly:

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Technological consulting services provided to targeted Chinese universities to improve campus information and data management systems and optimize teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”); and

•	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between our partner schools and employers.

We started generating revenue in the year ended December 31, 2012 through our services provided under certain Sino-foreign Jointly Managed Academic Programs, giving us revenues of $2.7 million, $3.3 million and nil for the years ended December 31, 2021, 2022 and 2023. A vast majority of such revenue was derived from our two major partners prior to August 2022, FMP and Minjiang University. On September 2, 2022, we completed the acquisition of Wanwang. From September 2, 2022 to August 31, 2023, we operated FMP and Strait College through Wanwang. We generated revenue from course fees derived from providing educational programs, namely FMP and Strait College, to students from September 2022 to August 31, 2023, which generated revenue of $6.4 million and $7.6 million for the years ended December 31, 2022 and 2023, respectively.

We also started generating revenue from our Technological Consulting Services for Smart Campus Solutions business in 2017, with revenue of $1.1 million, $0.3 million and $0.7 million, representing 27.1%, 2.4% and 23.7% of our net revenue for the years ended December 31, 2021, 2022 and 2023, respectively.

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Our Integration of Enterprises and Vocational Education business (tailored job readiness training services) only started generating revenue in the second half of 2019. In 2019, we generated de minimis revenue from this business line due to a limited number of students enrolled for our services. For the fiscal years ended December 31, 2021, 2022 and 2023, we generated revenue of $137,772, $1.3 million and $2.2 million from this business line, representing 3.5%, 10.9% and 76.3% of our net revenues in 2021, 2022 and 2023.

Additionally, we provided Overseas Study Consulting Services from 2017 to January 2022. We generated $36,174, $0.3 million and nil in revenue from our Overseas Study Consulting Services for the years ended December 31, 2021, 2022 and 2023, respectively, representing 0.9%, 2.8% and nil of our total revenue for those respective years.

According to the administration guidelines issued by General Office of the Ministry of Education in December 2021, universities and colleges shall cease projects and cooperation with external parties and, as a result, after all of our existing contracts with Beijing Foreign Studies University came to completion, we discontinued our Overseas Study Consulting Services in January 2023.

For more details on the business operations and product portfolio of the Company and its subsidiaries, see “Item 4. Information on the Company—B. Business Overview—Our Services and Products” beginning on page 37 of the 2023 Annual Report.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no operations of its own, China Liberal conducts its operations through its wholly owned PRC subsidiaries, China Liberal Beijing and Oriental Wisdom. The former affiliated entities were consolidated for accounting purposes but were not entities in which we owned equity interest in. The consolidation of the former affiliated entities’ financial results is not equivalent to equity ownership in the business of the former affiliated entities. Our securities are shares of our offshore holding company instead of securities of our subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the operating entities. As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries, and investors are purchasing an interest in the Cayman Islands holding company.

We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow our holding structure, which would likely result in a material change in our operations, and the value of our Ordinary Shares may depreciate significantly or become worthless. See “Item 3. Key Information — D. Risk Factors—Risks Relating to Doing Business in China.”

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The following diagram illustrates our corporate structure as of the date of this reoffer prospectus.

Risks Related to Doing Business in the PRC

We and our subsidiaries are subject to certain legal and operational risks associated with having our operations in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors or cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our 2023 Annual Report.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this reoffer prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this reoffer prospectus, we have not received any notice from any authorities identifying the PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review or network data security review by the Cyberspace Administration of China (the “CAC”). According to the Cybersecurity Review Measures, and if the Security Administration Draft is enacted as proposed, we believe that the operations of the PRC subsidiaries and our continued listing on the Nasdaq Stock Market LLC (“Nasdaq”) will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC subsidiaries possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this reoffer prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. Additionally, we believe that we are compliant with the regulations and policies that have been issued by the CAC to date. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in our 2023 Annual Report.

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In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board (United States), or the “PCAOB,” is unable to inspect our auditor for two consecutive years instead of three beginning in 2021, as amended. Our auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in our 2023 Annual Report.

Permissions Required from PRC Authorities

Based on PRC laws and regulations in effect as of the date of this reoffer prospectus, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries were required to and have obtained the following licenses and approvals necessary to operate in China as of the date of this reoffer prospectus: each of the Company’s PRC subsidiaries has obtained a business license from the governing local branches of State Administration for Market Regulations, which sets forth the scope of business operations each subsidiary is allowed to conduct. Currently, we and our subsidiaries are not required to obtain any other license or approval for our operations in China. However, the Standing Committee of the National people’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us or our subsidiaries to obtain permissions from PRC regulatory authorities to approve their operations.

We believe that we and our subsidiaries have obtained all licenses and approvals necessary to operate in China and that we do not need any other license or approval for our operations in China. We believe that we are not required to obtain approval from any PRC government authorities, including the CSRC, the CAC, or any other government entity, to issue of Ordinary Shares to foreign investors. Under the Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. In the opinion of our PRC legal counsel, H&J Law Firm, the business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. H&J Law Firm has further advised us that the Cybersecurity Review Measures do not currently apply to our Company, and we are not required to conduct cybersecurity review. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our 2023 Annual Report.

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On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023, and on May 16, 2023, the CSRC issued the sixth supporting guideline (collectively, the “Overseas Listings Rules”). These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, H&J Law Firm, as this offering does not constitute a subsequent offering by us, we are not required to file with the CSRC in accordance with the Trial Measures. However, there is no assurance that the CSRC will take the same position as us. In the event that we are required to submit filings with the CSRC, we cannot assure you that we can complete the filing procedures, obtain the approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, including an order from the CSRC to rectify such non-compliance, issue of a warning, or imposition of a fine of not less than RMB1 million and not more than RMB10 million. Additionally, these regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Since the recent regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments, and listing on the Nasdaq Stock Market. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See ‘Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our 2023 Annual Report.

The PRC regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

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Cash Transfers Through Our Organization and Dividend Policy

As of the date of this reoffer prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company and its subsidiaries. As of the date of this reoffer prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends and earnings is based upon their respective distributable earnings.

Current PRC regulations permit the companies in the PRC to pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, cash transfers from our Cayman Islands holding company are subject to applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2023 Annual Report.

In addition, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us, our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” in our 2023 Annual Report.

As of the date of this reoffer prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. For details, see our consolidated financial statements and their related notes incorporated by reference into this reoffer prospectus. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Trading Market—Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment” in our 2023 Annual Report. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and our subsidiaries. U.S. investors will not be subject to Cayman Islands, British Virgin Islands, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10. Additional Information — E. Taxation” in our 2023 Annual Report. Additionally, a withholding tax rate of 10% on dividends may be payable by our PRC subsidiaries to their non-PRC enterprise shareholders. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2023 Annual Report.

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In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2023 Annual Report. Therefore, to the extent that cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed to us by the PRC government.

Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, our PRC subsidiaries can only distribute dividends after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, our PRC subsidiaries are restricted to transfer a portion of their net assets to us either in the form of dividends, loans or advances. Even though we currently do not require any such dividends, loans or advances from the PRC subsidiaries for working capital and other funding purposes, we may in the future require additional cash resources from our PRC subsidiaries due to changes in business conditions or to fund future acquisitions and developments.

Holding Foreign Companies Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included in the 2023 Annual Report, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is headquartered in Singapore and subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, at PCAOB’s annual reassessment by the end of each year, it could determine that it is still unable to inspect and investigate completely audit firms based in China and Hong Kong. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in our 2023 Annual Report.

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Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this reoffer prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2023 Annual Report, which is incorporated by reference herein.

Risks Related to the Business and Industry of the Operating Entities (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Business and Industry of the Operating Entities” on pages 12 to 20 of the 2023 Annual Report, which is incorporated by reference herein)

Risks and uncertainties related to our business include, but are not limited to, the following:

•	our revenues during the reporting periods were highly concentrated from two customers. If we are not able to generate significant revenues from other lines of business, our results of operations and financial condition may be materially and adversely affected. See page 12 of the 2023 Annual Report;

•	our failure to obtain and maintain permit related to human resources services could have a material adverse impact on our business, financial conditions and results of operations. See page 16 of the 2023 Annual Report;

•	delays or failures in responding to issues raised by end users of our SaaS platform could harm our operations. See page 17 of the 2023 Annual Report;

•	if we fail to maintain and enhance recognition of our brand “China Liberal,” we may face difficulty enrolling new students, and our reputation and operating results may be harmed. See page 17 of the 2023 Annual Report;

•	we face intense competition in our industry. See page 17 of the 2023 Annual Report;

•	we rely heavily on Aliyun, a cloud-based server provider to provide server service to us. Any interruption to such service could significantly disrupt our operations. See page 17 of the 2023 Annual Report;

•	privacy concerns could limit our ability to collect and leverage our user data and disclosure of user data could adversely impact our business and reputation. See page 17 of the 2023 Annual Report;

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•	if we fail to protect our intellectual property rights, our brand and business may suffer. See page 18 of the 2023 Annual Report;

•	we have in the past granted, and may continue to grant share incentives, which may result in increased share-based compensation expenses. See page 20 of the 2023 Annual Report; and

•	increases in labor costs in the PRC may adversely affect our business and results of operations. See page 20 of the 2023 Annual Report.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” on pages 20 to 21 of the 2023 Annual Report, which is incorporated by reference herein)

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See page 21 of the 2023 Annual Report;

•	you may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. See page 21 of the 2023 Annual Report; and

•	certain judgments obtained against us by our shareholders may not be enforceable. See page 21 of the 2023 Annual Report.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” on pages 22 to 30 of the 2023 Annual Report, which is incorporated by reference herein)

We face risks and uncertainties relating to doing business in China in general, including, but not limited to, the following:

•	changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See page 22 of the 2023 Annual Report;

•	the Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time. See pages 22 and 23 of the 2023 Annual Report;

•	uncertainties with respect to the PRC legal system could adversely affect us. See page 24 of the 2023 Annual Report;

•	if we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. See page 27 of the 2023 Annual Report;

•	our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. See page 29 of the 2023 Annual Report; and

•	recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings. See pages 29 and 30 of the 2023 Annual Report.

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Risks Related to the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Trading Market” on pages 30 to 33 of the 2023 Annual Report, which is incorporated by reference herein)

We are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

•	the trading price of our Ordinary Shares is likely to be volatile. See page 30 of the 2023 Annual Report;

•	the sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price. See page 31 of the 2023 Annual Report;

•	because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment. See page 31 of the 2023 Annual Report;

•	we are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See page 32 of the 2023 Annual Report; and

•	if we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences. See page 33 of the 2023 Annual Report.

Corporate Information

Our principal executive office is located at 7th floor, Building 5, No 2 Zhenxing Road, Changping District, Beijing, the PRC. Our telephone at this address is +86-10-6597-8118. Our registered office in the Cayman Islands is located at the office of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010, Cayman Islands. We maintain a corporate website at http://www.chinaliberal.com.

The information contained in, or accessible from, our website or any other website does not constitute a part of this reoffer prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated in this reoffer prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this reoffer prospectus or incorporated by reference into this reoffer prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, all of our operations are conducted through our subsidiaries formed in the PRC. Our securities offered in this offering are securities of the Company, the offshore holding company in the Cayman Islands, instead of securities of the Company’s subsidiaries in China. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

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OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may, from time to time, offer and sell any or all of their Ordinary Shares in one or more offerings. The Ordinary Shares offered under this reoffer prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this reoffer prospectus is a part effective until such time as all of the Ordinary Shares covered by this reoffer prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this reoffer prospectus.

DILUTION

Because the Selling Shareholders who offer and sell Ordinary Shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our Ordinary Shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the Ordinary Shares covered by this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Ordinary Shares covered hereby.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Third Amended and Restated Memorandum and Articles of Association are summaries and do not purport to be complete. Reference is made to our Third Amended and Restated Memorandum and Articles of Association which are currently effective.

As of the date of this reoffer prospectus, our authorized share capital is US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each. As of the date of this reoffer prospectus, there are 3,351,336 Ordinary Shares issued and outstanding.

Our Third Amended and Restated Memorandum and Articles of Association

Our Third Amended and Restated Memorandum and Articles of Association is filed as Exhibit 1.1 to the 2023 Annual Report. Our shareholders adopted our Third Amended and Restated Memorandum and Articles of Association by a special resolution in November 2023, which became effective immediately on January 19, 2024.

Ordinary Shares

General

Our authorized share capital is US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members.

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Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors and shareholders pursuant to our Third Amended and Restated Memorandum and Articles of Association and the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our Third Amended and Restated Memorandum and Articles of Association: (a) the directors may declare dividends in accordance with the respective rights of the shareholders and authorize payment of the same out of the funds of the Company lawfully available therefore; and (b) shareholders may, by ordinary resolution, declare dividends (including interim dividends) in accordance with the respective rights of the shareholders but no such dividend shall exceed the amount recommended by the directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Third Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or, if the transferor or transferee is a Clearing House (as defined under our articles), by hand or by electronic machine imprinted signature or by such other manner of execution as the our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

a fee of such maximum sum as any Designated Stock Exchange (as defined under our articles) may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

•	the instrument of transfer is in respect of only one class of shares;
•	the Ordinary Shares are fully paid and free of any lien;
•

the instrument of transfer is lodged at the registered office or such other place at which the register of members is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our Third Amended and Restated Memorandum and Articles of Association), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine. This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Since our Ordinary Shares are listed on the Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Transhare Corporation systems.

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Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. The foregoing is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meeting of Shareholders

Our annual general meeting shall be held in each year (other than the year in which our articles were adopted) at such time as determined by our board of directors and we may, but shall not (unless required by the Companies Act) be obliged to, in each year hold any other general meeting.

Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders but a general meeting may be called by shorter notice, subject to the Companies Act, if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting together holding not less than ninety-five percent (95%) of all votes attaching to all the issued shares giving that right.

A quorum required for and throughout a meeting of shareholders consists of shareholders entitled to vote upon the business to be transacted at the meeting present in person or by proxy or in the case of a shareholder being a corporation, by its duly authorized representative, holding not less than an aggregate of one-third in nominal value of our total issued voting shares entitled to vote upon the business to be transacted.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.

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At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption and Repurchase of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at our option or the shareholder on such terms and in such manner as the directors of the Company may, before the issue of shares, determine;

(b)	purchase its own shares (including any redeemable shares) in such manner and on such terms as our directors may determine and agree with the relevant shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of capital.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Subject to the provisions of the Companies Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall surrender to us for cancellation the certificate for the shares forfeited, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A statutory declaration, made by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

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Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares

Our Third Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Third Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the Ordinary Shares.

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

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Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

•	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

•

subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our Third Amended and Restated Memorandum of Association (subject, nevertheless, to the applicable Cayman Islands law) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside of the Cayman Islands;
•	is exempted from certain requirements of the Companies Act, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;
•	does not have to make its register of members open for inspection;
•	does not have to hold an annual general meeting;
•	may issue bearer shares or shares with no par value (subject to the provisions of the Companies Act);
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

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Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares in the United States is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Ordinary Shares are listed on the Nasdaq under the symbols “CLEU.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our Third Amended and Restated Memorandum and Articles of Association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by three-fourths in value of each class of shareholders or creditors with whom the arrangement is to be made, as the case may be, depending on the circumstances, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Third Amended and Restated Memorandum and Articles of Association provides that our officers and directors for the time being (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our company from and against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Third Amended and Restated Memorandum and Articles of Association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Memorandum and Articles of Association allows our shareholders holding at the date of deposit of the requisition not less than two-thirds, in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Third Amended and Restated Memorandum and Articles of Association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our a Third Amended and Restated Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director shall hold office until the earliest to occur of (i) expiration of his term as provided in the written agreement with the Company relating to the director’s term, if any, and the election or appointment of his successor, (ii) his resignation or (iii) his removal pursuant to the Third Amended and Restated Memorandum and Articles of Association notwithstanding any agreement between such director and the Company. In addition, a director’s office shall be vacated if the director (a) becomes prohibited by law from being a director; (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; (c) dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (d) resigned his office by notice to the Company; (e) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Third Amended and Restated Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Third Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Third Amended and Restated Memorandum and Articles of Association, our Third Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Third Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Share Capital

On November 30, 2023, we held an annual general meeting of shareholders (the “Meeting”), during which the shareholders approved an ordinary resolution that the Company’s authorized share capital, effective immediately, be increased from US$50,000 divided into 50,000,000 ordinary shares of par value US$0.001 each to US$7,500,000 divided into 7,500,000,000 ordinary shares of par value US$0.001 each by the creation of an additional 7,450,000,000 unissued ordinary shares of par value US$0.001 each to rank pari passu in all respects with the existing ordinary shares (the “Increase of Share Capital”).

At the Meeting, our shareholders also approved a proposal to effect a share consolidation that every fifteen ordinary shares with par value of US$0.001 each in our authorized share capital (including issued and unissued share capital) be consolidated into one ordinary share with par value of US$0.015 each (the “Share Consolidation”) with such Share Consolidation to be effective on any date prior to March 25, 2024 as determined by the board of Directors. Through the director resolutions passed on January 3, 2024 and January 10, 2024, the Share Consolidation was approved to become effective on January 19, 2024. Each fifteen pre-split ordinary shares, par value of US$0.001 each, outstanding was consolidated into one issued and outstanding Ordinary Share, par value of US$0.015 each, without any action on the part of the shareholders. Immediately following the Share Consolidation, the authorized share capital of the Company became US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each.

SELLING SHAREHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the aggregate of (i) the number of Ordinary Shares held by each Selling Shareholder as of the date of this reoffer prospectus, and (ii) the number of shares to be issued to each Selling Shareholder under the Plan that are being registered pursuant to this Registration Statement for resale by each Selling Shareholder as of the date of this reoffer prospectus; (c) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this reoffer prospectus, assuming no other change in ownership of Ordinary Shares by such Selling Shareholder after the date of this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

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Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Shareholders	Principal Position with the Company (1)	Shares Owned Prior to Resale (2)(6)			Number of Shares Offered for Resale	Shares Beneficially Owned After Resale (7)
		Number		Percent		Number	Percent
Fangzhong Sun	Director	6,734	(3)	*	5,000	1,734	*
Ngo Yin Tsang	Director	5,867	(4)	*	5,000	867	*
Wandong Chen	Director	5,000	(5)	*	5,000	—	—
Xinyu Deng	Director	5,000	(6)	*	5,000	—	—

*	Indicates less than 1%

(1)	All positions described are with the Company, unless otherwise indicated.

(2)

The number of Ordinary Shares owned prior to resale by each Selling Shareholder includes (i) Ordinary Shares held by the Selling Shareholder and (ii) Ordinary Shares to be issued to such Selling Shareholders under the Plan that are being registered pursuant to this reoffer prospectus for resale. Some of these shares may have been sold prior to the date of this reoffer prospectus.

(3)	Includes 5,000 Ordinary Shares to be issued to Mr. Fangzhong Sun pursuant to the Plan and 1,734 Ordinary Shares held by Mr. Fangzhong Sun in “street name” through a broker.

(4)	Includes 5,000 Ordinary Shares to be issued to Ms. Ngo Yin Tsang pursuant to the Plan and 867 Ordinary Shares held by Ms. Ngo Yin Tsang in “street name” through a broker.

(5)	Includes 5,000 Ordinary Shares to be issued to Mr. Wandong Chen pursuant to the Plan.

(6)	Includes 5,000 Ordinary Shares to be issued to Ms. Xinyu Deng pursuant to the Plan.

(7)

Percentage is computed with reference to 3,351,336 Ordinary Shares issued as of May 30, 2024 and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this reoffer prospectus.

The Company may supplement this reoffer prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

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Plan of Distribution

In this section of the reoffer prospectus, the term “Selling Shareholder” means and includes:

•	the persons identified in the table above as the Selling Shareholders;

•	those persons whose identities are not known as of the date hereof but may in the future be eligible to acquire Ordinary Shares under the Plan; and

•

any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Ordinary Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The Ordinary Shares offered by this reoffer prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Ordinary Shares offered hereby. The distribution of the Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this reoffer prospectus.

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The Selling Shareholders also may lend or pledge our Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Ordinary Shares pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this reoffer prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Ordinary Shares offered pursuant to this reoffer prospectus. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this reoffer prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2023 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this reoffer prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2023 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this reoffer prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2023.

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LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Campbells, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by H&J Law Firm. If legal matters in connection with offerings made pursuant to this reoffer prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of China Liberal Education Holdings Limited and its subsidiaries appearing in the 2023 Annual Report have been audited by Audit Alliance LLP, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Audit Alliance LLP is located in Singapore.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We hereby incorporate by reference into this reoffer prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024;

(2)

the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 31, 2020, and any amendment or report filed for the purpose of updating such description;

(3)

any future annual reports on Form 20-F filed with the SEC after the date of this reoffer prospectus and prior to the termination of the offering of the securities offered by this reoffer prospectus; and

(4)

any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this reoffer prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this reoffer prospectus forms a part.

The 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this reoffer prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this reoffer prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this reoffer prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

China Liberal Education Holdings Limited

7th Floor, Building 5, No. 2 Zhenxing Road

Changping District, Beijing

People’s Republic of China 102299

+86-10-6597-8118

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You should rely only on the information that we incorporate by reference or provide in this reoffer prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this reoffer prospectus by reference is accurate as of any date other than the date of the document containing the information.

Where You Can Find ADDITIONAL Information

As permitted by SEC rules, this reoffer prospectus omits certain information and exhibits that are included in the registration statement of which this reoffer prospectus forms a part. Since this reoffer prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this reoffer prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this reoffer prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our operations are conducted in China, and all of our assets are located in China. In addition, our chief financial officer, Mr. Wenhuai Zhuang, and our directors, Mr. Fangzhong Sun, Mr. Wandong Chen, and Ms. Xinyu Deng are residents of mainland China. Our Chief Executive Officer and chairperson of the board, Ms. Ngai Ngai Lam, and our director, Ms. Ngo Yin Tsang, are residents of Hong Kong. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws” in the 2023 Annual Report.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

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We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

H&J Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

•

entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by H&J Law Firm, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. H&J Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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20,000 Ordinary Shares

China Liberal Education Holdings Limited

REOFFER PROSPECTUS

May 30, 2024

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, files periodic reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Registrant. The address for the SEC’s website is “http://www.sec.gov.” The following documents are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 15, 2024; and

(c) The description of the Registrant’s Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on March 31, 2020, and any amendment or report filed for the purpose of updating such description.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and, to the extent specifically designated therein, reports on Form 6-K furnished by the Registrant to the SEC, in each case, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his or her own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit	Description
4.1

Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-233016), as amended, initially filed with the SEC on August 5, 2019)

4.2

Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 15, 2024)

5.1*	Opinion of Campbells
10.1*	China Liberal Education Holdings Limited 2023 Share Incentive Plan
23.1*	Consent of Audit Alliance LLP
23.2*	Consent of Campbells (included in Exhibit 5.1)
23.3*	Consent of H&J Law Firm
24.1*	Power of Attorney (included on signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the issuer includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

II-3

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on May 30, 2024.

China Liberal Education Holdings Limited

By:	/s/ Ngai Ngai Lam
Name:	Ngai Ngai Lam
Title:	Chief Executive Officer, Chairperson of the Board of Directors, and Director

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Ngai Ngai Lam and Wenhuai Zhuang, and each of them, individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ngai Ngai Lam	Chief Executive Officer, Chairperson of the Board of Directors, and	May 30, 2024
Name: Ngai Ngai Lam	Director (Principal Executive Officer)

/s/ Wenhuai Zhuang	Chief Financial Officer	May 30, 2024
Name: Wenhuai Zhuang	(Principal Accounting and Financial officer)

/s/ Fangzhong Sun	Director	May 30, 2024
Name: Fangzhong Sun

/s/ Ngo Yin Tsang	Director	May 30, 2024
Name: Ngo Yin Tsang

/s/ Wandong Chen	Director	May 30, 2024
Name: Wandong Chen

/s/ Xinyu Deng	Director	May 30, 2024
Name: Xinyu Deng

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of China Liberal Education Holdings Limited, has signed this registration statement thereto in New York, NY on May 30, 2024.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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